POWER OF ATTORNEY

	J. Matt Simmons, Jr., the undersigned, hereby appoints Thomas G. Douglass, Paul
M. Breme and Damon D. Obie, and each of them, his true and lawful attorneys-in-fact to execute for the undersigned and file in his name (1) all
Securities and Exchange Commission ("SEC") forms regarding ownership of securities of Talen Energy Corporation (the "Company"), a Delaware corporation, as required of the undersigned under the provisions of the Securities Act of
1933 and the Securities Exchange Act of 1934, and regulations of the SEC, including Forms 3, 4 and 5 and Form 144, and any amendments thereto, and (2) in connection with any applications for EDGAR access codes, including without limitation, the Form ID.  The undersigned hereby grants to each such attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done for such purposes, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each such attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such SEC forms, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 5th day of
May, 2015.

/s/ J. Matt Simmons, Jr.
______________________________
J. Matt Simmons, Jr.